EXHIBIT 11


                               QUANEX CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (In thousands, except per share amounts)

                                                   Three Months Ended      Nine Months Ended
                                                         July 31,              July 31,
                                                    -----------------      -----------------
                                                     1996       1995        1996       1995
                                                    ------     ------      ------     ------
                                                       (Unaudited)            (Unaudited)
Income before extraordinary charge................$  9,145   $  9,603    $ 21,324   $ 24,078
Extraordinary charge - early extinguishment of debt    -          -        (2,522)    (2,021)
                                                    ------     ------      ------     ------
Net income........................................   9,145      9,603      18,802     22,057
Preferred dividend requirements...................     -         (990)        -       (3,957)
Net income attributable to                          ------     ------      ------     ------
  common stockholders.............................$  9,145   $  8,613    $ 18,802   $ 18,100
                                                    ======     ======      ======     ======
Weighted average shares
  outstanding-primary.............................  13,659     13,642      13,630     13,598
                                                    ======     ======      ======     ======
Earnings per common share:
  Primary:
   Earnings before extraordinary charge...........    0.67       0.63        1.57       1.48
   Extraordinary charge...........................     -          -         (0.19)     (0.15)
                                                    ------     ------      ------     ------
     Earnings per common share....................    0.67       0.63        1.38       1.33
                                                    ======     ======      ======     ======




Income before extraordinary charge................$  9,145   $  9,603    $ 21,324   $ 24,078
Interest on 6.88% convertible subordinated
   debentures and amortization of related issuance
   costs, net of applicable income taxes..........     892        302       2,676        302
                                                    ------     ------      ------     ------
Adjusted income before extraordinary charge         10,037      9,905      24,000     24,380
Extraordinary charge - early extinguishment of debt    -          -        (2,522)    (2,021)
                                                    ------     ------      ------     ------
Adjusted net income after extraordinary charge....  10,037      9,905      21,478     22,359
                                                    ======     ======      ======     ======
Weighted average shares
  outstanding-primary.............................  13,659     13,642      13,630     13,598
Effect of common stock equivalents
  arising from stock options......................     -            2         -           39
Preferred stock assumed converted
  to common stock.................................     -        2,738         -        2,738
Subordinated debentures assumed converted
  to common stock.................................   2,696        -         2,696        -
Weighted average shares                             ------     ------      ------     ------
  outstanding-fully diluted.......................  16,355     16,382      16,326     16,375
                                                    ======     ======      ======     ======

Earnings per common share:
  Assuming full dilution:
   Earnings before extraordinary charge...........    0.61       0.59        1.47       1.49
   Extraordinary charge...........................     -          -         (0.15)     (0.12)
                                                    ------     ------      ------     ------
     Earnings per common share....................    0.61       0.59        1.32       1.37
                                                    ======     ======      ======     ======